Exhibit 99.1

GD Culture Group Limited Provides Business Progress on AI Interactive Novel Platform - Fato Now Available on Apple App Store

NEW YORK, April 29, 2026 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), together with its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today provided an update on its AI interactive novel platform initiative. Since announcing the platform concept and inviting global creators to join its founding community in August 2025, the Company has made meaningful advances in both product development and community building. As a key milestone, the Company’s AI interactive novel app, Fato: Interactive Novel (“Fato”), is now publicly available for download on the Apple App Store for iPhone and iPad users worldwide.

Fato enables readers to move beyond passive consumption by shaping narratives through their own choices, engaging in immersive, chat-like conversations with characters, and personalizing story worlds by adjusting backgrounds, settings, and plotlines. It is a choice-driven interactive mystery where every decision shapes the storyline and determines each character’s fate, delivering a dark, suspenseful narrative experience built around reader agency.

The app’s core design centers on branching story paths shaped by the reader’s own decisions, with multiple outcomes and story routes emerging from each choice made. The narrative is crafted to immerse players in a world full of secrets and moral dilemmas, where no two playthroughs are alike. The experience is further elevated by a fully realized visual novel format, and players can save and continue their progress at any time, making it accessible for both extended sessions and quick moments of engagement.

Fato is now available for free download on the Apple App Store for iPhone and iPad. Users can access the app at: https://apps.apple.com/ca/app/fato-interactive-novel/id6761399590.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company, commented, “The launch of Fato on the Apple App Store is a proud and defining moment for GDC and AI Catalysis. We are committed to bringing our AI immersive reading platform to life, and today that vision becomes reality. Fato represents the convergence of AI technology and the art of storytelling. We are excited to place this experience in the hands of readers worldwide and to continue building a vibrant community of creators who share our vision for the future of interactive narrative.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC) is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”). The Company is currently undergoing a strategic transition toward leveraging its artificial intelligence and virtual content generation technologies to enter the interactive reading and narrative entertainment market. The Company’s main businesses include AI-driven digital human technology. For more information, please visit the Company's website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. For additional risks and uncertainties that could impact GDC’s forward-looking statements, please see disclosures contained in GDC’s public filings with the SEC, including the "Risk Factors" in GDC’s Annual Report on Form 10-K filed with the SEC on March 27, 2026 and subsequent Quarterly Reports on Form 10-Q that the Company has filed with the SEC on April 10, 2026, or may file with the SEC, which may be viewed at www.sec.gov.

For more information, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com